ADOPTED BY

THE BOARD OF DIRECTORS

AT A MEETING THEREOF HELD

ON

JANUARY 21, 2014

AMENDED AND RESTATED BYLAWS

OF

ORYON TECHNOLOGIES, INC

A Nevada Corporation

(Referred to herein as the “Corporation”)

Adopted by the Board of Directors

January 21, 2014

ARTICLE I.

Oryon Technologies, Inc. By-Laws	January 21, 2014

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Nevada shall be located at either (a) the principal place of business of the Corporation in the State of Nevada or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Nevada.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Nevada, have such other offices and places of business, both within and outside the State of Nevada, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II.

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by applicable law or an annual meeting is otherwise not required by applicable law, an annual meeting of stockholders may be called only by the entire Board, and shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board in its sole discretion may determine, and such notice shall state, that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication pursuant to Section 9.5; and provided, further, that if all stockholders entitled to notice of the meeting agree prior to the time that notice of the meeting is sent to the stockholders that the meeting shall be held at a different place from that determined by the Board, then the annual meeting shall be held at, and the notice of the meeting shall state, the place so agreed by all such stockholders. At each annual meeting, the stockholders shall elect directors of the Corporation and transact such other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Except as otherwise required by applicable law or provided in the Corporation’s Articles of Incorporation, as the same may be amended or restated from time to time (the “Restated Articles”), special meetings of stockholders, for any purpose or purposes, may be called only by the entire Board. Special meetings shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board in its discretion may determine, and such notice shall state, that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication pursuant to Section 9.5; and provided, further, that if all stockholders entitled to notice of the meeting agree prior to the time that notice of the meeting is sent to the stockholders that the meeting shall be held at a different place from that determined by the Board, then the meeting shall be held at, and the notice of the meeting shall state, the place so agreed by all such stockholders.

Section 2.3 Notices. Notice of each stockholders meeting stating the place (unless the meeting is held solely by means of remote communication), date and time of the meeting and the means of any remote communications by which stockholders may be considered present and may vote at the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by or at the direction of the President or the Secretary not less than ten (10) nor more than sixty (60) days before the date of the meeting. If the notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting.

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Section 2.4 Quorum. Except as otherwise provided by applicable law or the Restated Articles, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of the Corporation representing a majority of the voting power of all outstanding shares of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting. If a quorum shall not be present at any meeting of the stockholders, the stockholders represented in person or by proxy at the meeting may adjourn the meeting until such time and to such place, as may be determined by a vote of holders of a majority of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote thereat, until a quorum is present. Unless the determination of stockholders entitled to vote at such meeting has been made through the closing of the share transfer records and the stated period of closing has expired, notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly convened meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Shares of its own capital stock owned by the Corporation or by any direct or indirect subsidiary (as defined in the Nevada Revised Statutes (the “NRS”)) of the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such subsidiary to vote shares held or controlled by it in a fiduciary capacity or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the share transfer records of the Corporation to prepare, at least eleven (11) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address, the number and type of shares held by each stockholder, and the number of votes to which each stockholder is entitled if different from the number of shares held by such stockholder. Such list shall be open to the examination of any stockholder, during usual business hours for a period of at least ten (10) days prior to such meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) at the registered office or principal executive office of the Corporation. Nothing contained in this Section 2.5(a) shall require the Corporation to include any electronic contact information on the list. If the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. If a meeting of stockholders is to be held by means of remote communication as permitted by Section 9.5, the list shall be open to the examination of any stockholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to the stockholders with the notice of meeting. The original share transfer records shall be prima facie evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or such share transfer records or to vote at any meeting of stockholders.

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(b) Manner of Voting. At any stockholders meeting, any stockholder entitled to vote may vote in person or by proxy executed in writing by the stockholder. The voting by stockholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3). Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the stockholder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders may vote by proxy executed in writing by the stockholder, but no such proxy shall be voted or acted upon after 11 months from the date of its execution, unless otherwise provided in the proxy. An electronic transmission (as defined in Section 9.3), by the stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of this Section 2.5(c). Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the stockholder. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Unless and until voted, every proxy will be revocable, except in those cases where an irrevocable proxy permitted by statute has been given.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred shares of the Corporation, if any (“Preferred Shares”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Shares, the election of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote thereon and represented in person or by proxy at the meeting at which a quorum is present. All other matters shall be determined by the affirmative vote of a majority of the votes that were voted for or against the matter cast by the stockholders entitled to vote thereon and represented in person or by proxy at the meeting at which a quorum is present, unless the matter is one upon which, by applicable law, the Restated Articles or these Bylaws a different vote is required, in which case such provision shall govern and control the decision of such matter.

Section 2.6 Adjournments. Any lawfully convened meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting or by stockholders present and entitled to vote thereat, by a majority in voting power thereof, from time to time, to reconvene at the same or some other place. Unless the determination of stockholders entitled to vote at any meeting of stockholders has been made through the closing of the share transfer records and the stated period of closing has expired, notice need not be given of any adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business which might have been transacted at the meeting as originally noticed.

Section 2.7 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act), the Chief Executive Officer, or the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer and the President or, such other person as shall be appointed by the Board or, in the absence of such appointment, a chairman chosen at the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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Section 2.8 Action by Consent of Stockholders in Lieu of Meeting. Any action required by law to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (a) shall be signed by the holders of outstanding shares having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) unless consented to by the holders of all outstanding shares entitled to vote on the action, shall be delivered to the Corporation as provided in this Section 2.8. Every written consent signed by the holders of fewer than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each stockholder who signs the consent. No written consent signed by the holders of fewer than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by the holder or holders having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to the Corporation’s registered office in the State of Nevada or the Corporation’s principal executive office or place of business or the Secretary. If the consent is not solicited on behalf of the Corporation or the Board, delivery shall be by hand or certified or registered mail, return receipt requested. Any delivery to the Corporation’s principal executive office or place of business pursuant to this Section 2.8 shall be addressed to the President or Chief Executive Officer if there be one. An electronic transmission consenting to the action to be taken and transmitted by a stockholder shall be considered to be written, signed and dated for purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine that such transmission was transmitted by a stockholder and the date on which such stockholder transmitted such transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Any photographic, photostatic, facsimile or similarly reliable reproduction of a consent in writing signed by a stockholder may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used if the reproduction is a complete reproduction of the entire original writing. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

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ARTICLE III.

DIRECTORS

Section 3.1 Powers. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Articles or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Nevada.

Section 3.2 Number; Term. The Board shall consist of such number of directors, not fewer than one (1) nor more than seven (7), as may be determined from time to time by resolution of the Board, but no decrease in the number shall change the term of any director in office at the time thereof. Except as otherwise provided in the Restated Articles, the directors shall be elected at the annual meeting of stockholders to hold office until the next succeeding annual meeting of stockholders. Each director so elected shall hold office for the term for which such director is elected and until such director’s successor shall have been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.3 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors may be filled (a) by election at an annual or special meeting of stockholders called for that purpose or (b) by the Board; provided, that, with respect to any directorship so to be filled by the Board such directorship shall be for a term of office continuing only until the next annual meeting of the stockholders of the Corporation. Any vacancies occurring in the Board resulting from death, resignation, retirement, disqualification, removal or other cause (other than an increase in the number of directors) may be filled (a) by election by stockholders at an annual or special meeting called for that purpose or (b) by the affirmative vote of a majority of the remaining directors though less than a quorum, and a director so chosen or elected shall hold office for the unexpired term of the director’s predecessor in office and until such director’s successor is elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Notwithstanding the foregoing, except as otherwise provided in the Restated Articles, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Restated Articles, any vacancies in such directorships and any newly created directorships of such class, series or group to be filled by reason of an increase in the number of such directors may be filled only by (i) the affirmative vote of (A) a majority of the directors elected by such class, series or group, then in office or (B) the sole remaining director so elected or (ii) the vote of the holders of the outstanding shares of such class, series or group.

Section 3.4 Compensation. Unless otherwise restricted by the Restated Articles or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

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ARTICLE 1V.

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board (a) fixes another time and place or holds such meeting solely by means of remote communication pursuant to Section 9.5 and (b) gives notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regular meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (unless the meeting is held solely by means of remote communication pursuant to Section 9.5) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least twenty-four (24) hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two (2) days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five (5) days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Restated Articles, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Board, but in any event not less than one third of the Whole Board, shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless a different number or portion is required by law, the Restated Articles or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. For purposes of this Section 4.4, the “Whole Board” shall mean the total number of directors that the Corporation would have if there were no vacancies.

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Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Restated Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be. For purposes of this Section 4.5, an electronic transmission by a director consenting to an action to be taken and transmitted by the director is considered written and signed if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such signed consent shall have the same force and effect as a unanimous vote at a meeting, and shall be filed with the minutes of proceedings of the Board or committee.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V.

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution establish, name, fill vacancies in, change the membership of, or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent provided by resolution of the Board or in the Restated Articles or the Bylaws, shall have and may exercise all of the powers and authority of the Board, subject to the limitations of applicable law.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Restated Articles, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

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ARTICLE VI.

OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including, without limitation, a Chief Financial Officer, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chairman of the Board, Chief Executive Officer, or President may also appoint such other officers (including, without limitation, one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chairman of the Board, Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these Bylaws.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

(c) President. The President shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer and the Board, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board and as communicated to the President by the Chief Executive Officer and the Board. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

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(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by such officer’s signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, share transfer records, showing a record of the original issuance of shares and each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names of past and current stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Assistant Treasurers. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be elected annually by the Board at its first meeting held after each annual meeting of stockholders. All officers elected by the Board shall hold office until the next annual meeting of the Board and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights. Any officer appointed by the Chairman of the Board , Chief Executive Officer or President may also be removed, with or without cause, by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chairman of the Board, Chief Executive Officer or President may be filled by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

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Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any two or more offices or directorships may be held by the same person, unless the Restated Articles or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Nevada.

ARTICLE VII.

SHARE CERTIFICATES

Section 7.1 Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value. After issuing or transferring an uncertificated share, the Corporation shall notify the holder in writing of any information that is required by Section 7.1 and Section 7.2 of these Bylaws to be stated on a certificate representing the share, unless the information is included in the Restated Articles or the Bylaws and the holder of the uncertificated share is provided with a copy of the Certification of Formation and the Bylaws.

Section 7.2 Multiple Classes of Shares.

(a) In the event the Corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Corporation shall conspicuously set forth on the face or back of the certificate (1) a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been Determined and the authority of the Board to make those determinations as to subsequent series or (2) that such a statement is set forth in the Restated Articles on file in the office of the Secretary of State of the State of Nevada and the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office. No requirement of this Section 7.2 shall apply to shares represented by a certificate outstanding when such requirement first becomes applicable to such certificates, but such requirement shall apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares or otherwise.

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(b) In the event any restriction on the transfer, or registration of the transfer, of shares of the Corporation shall be imposed or agreed to by the Corporation, as permitted by law, or is otherwise contained in the Restated Articles or the Bylaws, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate; or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate; or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (A) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business a copy of the specified document or (B) if such document is one required or permitted to be and has been filed under the NRS with the Secretary of State of Nevada, that such specified document is on file in the office of the Secretary of State of Nevada and contains a complete statement of such restriction.

Section 7.3 Signatures. Each certificate representing shares of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Issuance and Payment. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the Corporation or other property of any kind or nature, including, cash, promissory notes, services performed, contracts for services to be performed, other securities of the Corporation, or securities of any other corporation, domestic or foreign, or other organization. Shares may not be issued until the full amount of the consideration has been paid or delivered as required in connection with the authorization of the shares. When such consideration shall have been paid or delivered the shares will be deemed to have been issued and the subscriber or stockholder entitled to receive such issue will be a stockholder with respect to such shares, and the shares will be considered fully paid and non-assessable.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements that may be imposed by the Corporation.

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(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Shares. If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(a) under the terms of the shares the person seeking registration is eligible to have the shares registered in such person’s name;

(b) in the case of certificated shares, the certificate representing such shares has been surrendered;

(c) (i) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (ii) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (iii) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(d) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(e) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(f) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation shall be entitled to regard the

Section 6.9 person in whose name any shares of the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon, transferring those shares, receiving notices, exercising rights of dissent, exercising or waiving preemptive rights, if any, giving proxies with regard to those shares, or entering into agreements with respect to those shares, and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes.

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Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the NRS and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate or (ii) the shares are uncertificated and such restriction was contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1 Indemnification of Directors and Former Directors. Each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “proceeding”), whether or not by or in the right of the Corporation, because such person is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, administrator, agent or similar functionary (a “representative”) of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (each, an “organization”) (hereinafter a “Covered Director”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses (all of the foregoing hereinafter referred to as “expenses”) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or representative and shall inure to the benefit of such person’s heirs, executors and administrators. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

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Section 8.2 Indemnification of Officers and Former Officers. The Corporation shall indemnify each person who was or is a respondent or defendant or threatened to be made a respondent or defendant, or testifies or otherwise participates, in any proceeding, whether or not by or in the right of the Corporation, because such person is or was an officer of the Corporation or, while an officer of the Corporation, is or was serving at the request of the Corporation as a representative of another organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that the Corporation may indemnify and advance expenses to a director of the Corporation under the NRS, and such right to indemnification shall continue as to a person who has ceased to be an officer or representative and shall inure to the benefit of such officer’s or representative’s heirs, executors and administrators.

Section 8.3 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1 or Section 8.2, as the case may be, a Covered Person shall also have the right to be paid or reimbursed by the Corporation the reasonable expenses incurred in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”) and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the NRS and a written undertaking (hereinafter an “undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the NRS.

Section 8.4 Right of Indemnitee to Bring Suit. If a claim under Section 8.1, Section 8.2 or Section 8.3 is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the NRS. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, special legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, special legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

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Section 8.5 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any person who is or was serving at the request of the Corporation as a representative of another organization to the same extent that it may indemnify and advance expenses to Covered Persons under this Article VIII and to any such further extent as may be authorized or permitted by law.

Section 8.6 Non-Exclusivity of Rights. The rights provided to a Covered Person pursuant to this Article VIII shall not be exclusive of any other right that any such person may have or hereafter acquire under any law (common or statutory), provision of the Restated Articles or these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 8.7 Insurance and Other Arrangements. The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance (including a contract to indemnify), secure its indemnity obligation by grant of a security interest or other lien on assets of the Corporation, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement (any of the foregoing hereinafter called an “arrangement”) on behalf of any person who is or was serving as a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a representative of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the Corporation would have the power to indemnify such person against such liability. If the insurance or other arrangement involves self-insurance or is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if the insurance or arrangement has been approved by the stockholders.

Section 8.8 Stockholder Notification. To the extent required by law, any indemnification of or advancement of expenses to a director by the Corporation shall be reported in writing to the stockholders with or before the notice or waiver of notice of the next stockholders’ meeting or with or before the next submission to stockholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

Section 8.9 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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Section 8.10 Certain Definitions. For purposes of this Article VIII, (a) the Corporation shall be deemed to have requested a director or officer of the Corporation to serve as a representative of an employee benefit plan whenever the performance by such person of his or her duties to the Corporation also imposes duties on or otherwise involves services by such person to the plan or participants or beneficiaries of the plan and (b) any action taken or omitted by a such a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests” of the Corporation for purposes of the NRS. Any person serving as a manager or officer of OryonTechnologies, LLC immediately prior to the merger of OryonTechnologies, LLC with and into the Corporation’s subsidiary, Oryon Merger Sub, LLC, shall be deemed to have served in such position at the request of the Corporation and shall be included as a “Covered Person” for the purposes of this Article VIII.

Section 8.11 Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the Covered Person and the Corporation; (b) shall fully vest at the time the Covered Person first assumes such Covered Person’s position as a director or officer of the Corporation; (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII; (d) shall continue as to a Covered Person who has ceased to be a director or officer of the Corporation; and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.12 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

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Section 9.2 Closing Share Transfer Records and Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board may (i) fix, in advance, a record date for any such determination of stockholders, which will not be more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken or (ii) close the share transfer records for a stated period of not more than sixty (60) days, which period in the case of determining stockholders entitled to notice of a meeting of stockholders shall include at least the ten (10) days immediately preceding the meeting. In the absence of any action by the Board, the date on which a notice of meeting is mailed, or the date the Board adopts the resolution declaring such distribution or share dividend, as the case may be, will be the record date. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 9.2, such determination will be valid for any adjournment of said meeting except where such determination has been made through the closing of share transfer books and the stated period of closing has expired.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may (unless a record date shall have previously been fixed or determined pursuant to Section 9.2(a) for that action) fix a record date, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as and in the manner provided by Section 2.8. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Restated Articles or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery; (ii) by means of electronic transmission if consented to by the director (and if specified by the director, only by the form of electronic transmission specified by the director); or (iii) by oral notice given personally or by telephone. A notice to a director shall be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director; (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (iv) if sent by facsimile transmission, when transmitted to a facsimile number provided by the director for the purpose of receiving notice; (v) if sent by electronic mail, when transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (vi) if by posting on an electronic network, when posted on the electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (vii) when communicated to the director by any other form of electronic transmission consented to by the director. A director may revoke the director’s consent to notices being given by means of electronic transmission by delivering written notice of such revocation to the Corporation. A director’s consent to notices being given to the director by means of electronic transmission will be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not invalidate a meeting or other action. An affidavit of the Secretary or such other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that notice was given.

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(b) Notice to Stockholders. Whenever under applicable law, the Restated Articles or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and either delivered personally by hand or sent through the United States mail, or (ii) by means of electronic transmission if consented to by the stockholder (and if specified by the stockholder, only by the form of electronic transmission specified by the stockholder). A notice to a stockholder shall be deemed given as follows: (i) if given personally by hand delivery, when actually received by the stockholder; (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the share transfer records of the Corporation; and (iii) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, (A) if sent by facsimile transmission, when transmitted to a facsimile number provided by the stockholder for the purpose of receiving notice; (B) if by electronic mail, when transmitted to an electronic mail address provided by the stockholder for the purpose of receiving notice; (C) if by a posting on an electronic network, when posted on the electronic network and a message is sent to the stockholder at the address provided by the stockholder for the purpose of alerting the stockholder of a posting; and (D) when communicated to the stockholder by any other form of electronic transmission consented to by the stockholder. A stockholder may revoke such stockholder’s consent to notices being given to the stockholder by means of electronic transmission by delivering written notice of such revocation to the Corporation. A stockholder’s consent to notices being given by means of electronic transmission will be deemed revoked if the Corporation is unable to deliver by electronic transmission two (2) consecutive notices, and the Secretary, any Assistant Secretary, the transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two (2) electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of a stockholder’s consent does not invalidate a meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means a form of communication that: (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process.

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Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Restated Articles or these Bylaws, a written waiver of such notice signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The business to be transacted at a regular or special meeting of stockholders, directors or members of a committee of directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment. Subject to such guidelines and procedures, if any, as the Board may adopt, meetings of stockholders, if authorized by the Board, meetings of directors, and meetings of members of any committee of the Board may be held by using conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits all persons participating in the meeting to communicate with each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. If voting is to take place at the meeting, the Corporation shall (a) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is sufficiently identified and (b) maintain a record of any vote or other action taken at the meeting.

Section 9.6 Distribution. The Board may declare, and the Corporation may pay, distributions on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Restated Articles.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose or purposes and may increase, decrease or abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Restated Articles or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

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Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The seal of the Corporation shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The Corporation shall keep books and records of account and minutes of the proceedings of its stockholders, Board, and committees of the Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, share transfer records consisting of a record of the original issuance of shares by the Corporation, a record of each transfer of shares that have been presented to the Corporation for registration of transfer, the names and addresses of all past stockholders of the Corporation and the number and class or series of shares issued by the Corporation held by each current and past stockholder. The books, records and minutes may be in written paper form or another form capable of being converted into written paper form within a reasonable time.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be maintained in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation or other entity, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

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Section 9.15 Amendments. The Board may amend or repeal these Bylaws, or adopt new Bylaws except to the extent (i) such power shall be reserved exclusively to the stockholders in whole or part by the Restated Articles or the NRS or (ii) the stockholders in amending, repealing or adopting a particular Bylaw shall have expressly provided in such Bylaw or in this Section 9.15 that the Board may not amend or repeal that Bylaw. Unless the Restated Articles or a Bylaw adopted by the stockholders shall provide otherwise as to all or some portion of the Bylaws, the stockholders may amend, repeal, or adopt Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board.

[End of By-Laws]

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